EXHIBIT 10 (j)

     Schedule identifying substantially similar agreements, among Merrimac Industries, Inc. ("Merrimac") and each of the following persons, to the Agreement constituting Exhibit 10(j) to the Annual Report on Form 10-KSB of Merrimac for the fiscal year ended January 3, 1998.

Two Year Payment

Robert V. Condon
Richard E. Dec
Brian R. Dornan
Reynold K. Green
Jacob Lin

One Year Payment

James J. Logothetis
Joseph McAndrew
Olivia McKay
Neil S. Thomas


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